                                                                                        January 2001

                                           ALLIANCE CAPITAL MANAGEMENT L.P.
                                           --------------------------------

                            Code of Ethics and Statement of Policy and Procedures Regarding
                                           Personal Securities Transactions

1.       Purposes
         --------

         (a)      Alliance Capital Management L.P.  ("Alliance",  "we" or "us") is a registered  investment adviser and acts as investment  manager or adviser to investment  companies and other Clients.  In this capacity, we serve as  fiduciaries  and owe our Clients an  undivided  duty of loyalty.  We must avoid even the appearance of a conflict that may  compromise  the trust Clients have placed in us and must insist on strict  adherence  to  fiduciary  standards  and  compliance  with all  applicable  federal and state securities  laws.  Adherence to this Code of Ethics and Statement of Policy and Procedures  Regarding
                  Personal  Securities  Transactions  (the "Code and Statement") is a fundamental  condition of service with us, any of our subsidiaries or our general partner (the "Alliance Group").

         (b)      The Code and Statement is intended to comply with Rule 17j-1 under the  Investment  Company Act which applies to us because we serve as an investment  adviser to  registered  investment  companies.  Rule
                  17j-1  specifically  requires  us to  adopt a code of  ethics  that  contains  provisions  reasonably necessary to prevent our "access  persons"  (defined in Rule 17j-1 to cover persons such as officers, directors,  portfolio  managers,  traders,  research analysts and others) from engaging in fraudulent conduct,  including  insider  trading.  Each investment  company we advise has also adopted a code of ethics with respect to its access  persons.  As set forth in Section 3 below,  our Code and Statement applies to all Employees and all other  individuals  who are Access  Persons.  The Code and Statement
                  is also  intended to comply with the  provisions of Rule 204-2 under the  Investment  Advisers Act of
                  1940 (the "Advisers Act") which requires us to maintain  records of securities  transactions in which certain of our personnel have any Beneficial Ownership.

         (c)      All Employees and all other  individuals who are Access Persons  (collectively,  "you") also serve as fiduciaries  with respect to our Clients and in this  capacity  you owe an undivided  duty of loyalty to our Clients.  As part of this duty and as expressed  throughout the Code and  Statement,  you must at all times:

                  (i)      Place the interests of our Clients first;

                  (ii)     Conduct all personal securities  transactions consistent with this Code and Statement and in such a manner that avoids any actual or potential  conflict of interest or any abuse of your responsibility and position of trust; and

                  (iii)    Abide  by the  fundamental  standard  that  you not  take  inappropriate  advantage  of your position.

         (d)      This Code and  Statement  does not  attempt to identify  all  possible  conflicts  of  interests  and literal  compliance  with each of the  specific  procedures  will not shield you from  liability  for personal  trading or other conduct which violates your fiduciary  duties to our Clients.  In addition to the  specific  prohibitions  contained  in this  Code and  Statement,  you are also  subject  to a general  requirement  not to engage in any act or  practice  that would  defraud  our  Clients.  This general  prohibition  includes,  in connection  with the purchase or sale of a Security held or to be acquired or sold (as this phrase is defined below in Section 2(k)) by a Client:

                  (i)      Making any untrue statement of a material fact;

                  (ii)     Creating  materially  misleading  impressions by omitting to state or failing to provide any information  necessary to make any statements  made, in light of the  circumstances in which they are made, not misleading;

                  (iii)    Making  investment  decisions,  changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of our Clients;

                  (iv)     Using  information  about  investment  or trading  decisions or changes in research  ratings
                           (whether considered,  proposed or made) to benefit or avoid economic injury to you or anyone other than our Clients;

(v)      Taking,  delaying  or  omitting  to take any action with  respect to any  research  recommendation,  report or rating or any investment or trading  decision for a Client in order to avoid economic injury to you or anyone other than our Clients;

                  (vi)     Purchasing  or selling a Security on the basis of knowledge of a possible  trade by or for a
                           Client;

                  (vii)    Revealing  to any other  person  (except in the normal  course of your duties on behalf of a
                           Client)  any   information   regarding   Securities   transactions  by  any  Client  or  the
                           consideration by any Client of Alliance of any such Securities transactions; or

                  (viii)   Engaging in any manipulative practice with respect to any Client.

(e)      The  provisions  contained  in this Code and  Statement  must be followed  when  making a personal  securities
                                                                  ----
                  transaction.   These  policies  and  procedures,  which  must  be  followed,  are  considerably  more restrictive  and  time-consuming  than those  applying to  investments  in the mutual funds and other
                  Clients we advise.  If you are not prepared to comply with these  policies and  procedures,  you must forego personal trading.

2.       Definitions
         -----------

         The  following  definitions  apply for  purposes of the Code and  Statement  in  addition  to the  definitions contained in the text itself.

         (a)      "Access Person" means any director or officer of the general  partner of Alliance,  as well as any of the following persons:

                  (i)      any Employee who, in connection with his or her regular functions or duties --

                           (A)      makes,  participates in, or obtains information regarding the purchase or sale of a
                                    Security  by  a  Client,   or  whose   functions   relate  to  the  making  of  any
                                    recommendations with respect to such purchases or sales;

                           (B)      obtains  information from any source regarding any change,  or consideration of any
                                    change  in  Alliance's  internal  research  coverage,   a  research  rating  or  an
                                    internally published view on a Security or issuer; or

                           (C)      obtains  information from any source regarding the placing or execution of an order for a Client account; and

                  (ii)     any natural person having the power to exercise a controlling  influence over the management or policies of Alliance  (unless that power is solely the result of his or her position with
                           Alliance) who:

                           (A)      obtains information concerning  recommendations made to a Client with regard to the purchase or sale of a Security;

                           (B)      obtains  information from any source regarding any change,  or consideration of any change in research  coverage,  research rating or a published view on a Security or issuer; and

                           (C)      obtains  information from any source regarding the placing or execution of an order for a Client account.

         (b)      A Security is "being considered for purchase or sale" when:

                  (i)      an Alliance  research  analyst issues research  information  (including as part of the daily morning  call)  regarding  initial  coverage  of, or  changing a rating  with  respect to, a
                           Security;

                  (ii)     a portfolio  manager has indicated  (during the daily morning call or otherwise)  his or her intention to purchase or sell a Security;

                  (iii)    a portfolio manager places an order for a Client; or

                  (iv)     a  portfolio  manager  gives a trader  discretion  to execute  an order for a Client  over a specified period of time.

         (c)      "Beneficial  Ownership"  is  interpreted  in the same  manner as in  determining  whether a person is subject to the  provisions of Section 16 of the  Securities  Exchange Act of 1934  ("Exchange  Act"),
                  Rule 16a-1 and the other rules and regulations  thereunder and includes  ownership by any person who,
                  directly  or  indirectly,  through  any  contract,   arrangement,   understanding,   relationship  or
                  otherwise,  has or shares a direct or indirect  pecuniary  interest in a Security.  For  example,  an individual  has an indirect  pecuniary  interest in any Security  owned by the  individual's  spouse.
                  Beneficial  Ownership  also  includes,  directly or  indirectly,  through any contract,  arrangement, understanding,  relationship,  or otherwise,  having or sharing "voting power" or "investment power,"
                  as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

         (d)      "Client" means any person or entity,  including an investment  company,  for which Alliance serves as investment manager or adviser.

         (e)      "Compliance Officer" refers to Alliance's Compliance Officer.

         (f)      "Control" has the same meaning set forth in Section 2(a)(9) of the Investment Company Act.

         (g)      "Employee"  refers to any person who is an employee of any member of the  Alliance  Group,  including both  part-time  employees,  as well as consultants  (acting in the capacity of a portfolio  manager, trader or research  analyst) under the control of Alliance who, but for their status as  consultants, would otherwise come within the definition of Access Person.

         (h)      "Initial Public Offering" means an offering of securities registered under the Securities Act of
                  1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (i)      "Investment Personnel" refers to:

                  (i)      any Employee who acts in the capacity of a portfolio manager, research analyst or trader;

(ii)     any Employee who assists  someone acting in the capacity of a portfolio  manager,  research  analyst or trader and as an assistant  has access to  information  generated  or used by  portfolio  managers, research  analysts and traders  (including,  for example,  assistants who have access to the
                           Alliance Global Equity Review or the Alliance Fixed Income Review);

(iii)    any Employee who receives the Alliance Global Equity Review or the Alliance Fixed Income Review; or
(iv)     any natural person who Controls  Alliance and who obtains  information  concerning  recommendations  made to a
                           Client regarding the purchase or sale of securities by the Client.

         (j)      "Limited  Offering"  means an offering that is exempt from  registration  under the Securities Act of
                  1933  pursuant  to  Sections  4(2) or 4(6)  thereof or  pursuant  to Rules 504,  505 or 506 under the
                  Securities Act of 1933.

         (k)      "Personal  Account"  refers  to any  account  (including,  without  limitation,  a  custody  account, safekeeping  account  and an  account  maintained  by an  entity  that  may act in a  brokerage  or a principal  capacity) in which an Access Person or Employee has any Beneficial  Ownership and any such account maintained by or for a financial  dependent.  For example,  this definition includes Personal
                  Accounts of:

                  (i)      an Access Person's or Employee's  spouse,  including a legally  separated or divorced spouse who is a financial dependent,

                  (ii)     financial dependents residing with the Access Person or Employee, and

                  (iii)    any person  financially  dependent on an Access  Person or Employee who does not reside with that person, including financially dependent children away at college.

         (l)      "Purchase or Sale of a Security" includes,  among other  transactions,  the writing or purchase of an option to sell a Security and any short sale of a Security.

         (m)      "Security"  has the  meaning  set forth in Section  2(a)(36)  of the  Investment  Company Act and any
                  derivative  thereof,  commodities,  options or forward  contracts,  except  that it shall not include shares of open-end  investment  companies  registered  under the Investment  Company Act,  securities issued by the  Government  of the United  States,  short-term  debt  securities  that are  government securities  within  the  meaning  of  Section  2(a)(16)  of  the  Investment  Company  Act,  bankers'
                  acceptances,   bank  certificates  of  deposit,   commercial  paper,  and  such  other  money  market
                  instruments as are designated by the Compliance Officer.

         (n)      "Security held or to be acquired or sold" means:

                  (i)      any  Security  which,  within the most recent 15 days (1) is or has been held by a Client or
                           (2) is  being or has been  considered  by a Client  (to the  extent  known by  Alliance)  or
                           Alliance for purchase by the Client; and

                  (ii)     any option to purchase or sell, and any Security  convertible  into or  exchangeable  for, a
                           Security.

         (o)      "Subsidiary"  refers to either of the  following  types of entities  with respect to which  Alliance, directly or  indirectly,  through the  ownership of voting  securities,  by contract or otherwise has the power to direct or cause the direction of management or policies of such entity:

                  (i)      any U.S. entity engaged in money management; and

                  (ii)     any non-U.S. entity engaged in money management for U.S. accounts.

3.       Application
         -----------

         (a)      This Code and  Statement  applies  to all  Employees  and to all  other  individuals  who are  Access
                  Persons.  Please note that certain  provisions  apply to all Employees while other  provisions  apply only to Access  Persons and others apply only to certain  categories  of Access  Persons who are also
                  Investment Personnel (e.g., portfolio managers and research analysts).

         (b)      Alliance  will provide a copy of this Code and Statement to all  Employees  and all  individuals  who are Access  Persons.  In addition,  the Compliance  Officer will maintain lists of Access Persons and
                  Investment Personnel, including a separate list of portfolio managers and research analysts.

4.       Limitations on Personal Securities Transactions
         -----------------------------------------------

         (a)      All Employees

                  It is the  responsibility  of each employee to ensure that all personal  securities  transactions are made in  strict  compliance  with the  restrictions  and  procedures  in the Code and  Statement  and otherwise comply with all applicable legal and regulatory requirements.
                  Employees must hold all Securities in a Personal  Account.  This requirement  applies to all types of personal  securities  transactions  including,  for example,  the purchase of Securities in a private placement or other direct  investment.  In addition,  employees may not take  physical  possession of certificates or other formal evidence of ownership.
                  Personal  securities  transactions  for employees  may be effected only in a Personal  Account and in accordance with the following provisions:

                  (i)      Designated Brokerage Accounts
                           -----------------------------

                           Personal  Accounts of an employee that are maintained as brokerage  accounts must be held at
                           the  following   designated   broker-dealers:   Donaldson,   Lufkin  &  Jenrette  Securities
                           Corporation,  DLJ Direct, Merrill Lynch & Co. or Charles Schwab. In addition,  employees who currently  maintain a Personal Account at Sanford C. Bernstein & Co., LLC should continue to use this account for all personal securities transactions.

                  (ii)     Securities Being Considered for Client Purchase or Sale
                           -------------------------------------------------------

                           An employee may not purchase or sell a Security,  or engage in any short sale of a Security, in a Personal Account if, at the time of the  transaction,  the Security is being considered for  purchase  or sale  for a  Client  or is  being  purchased  or sold  for a  Client.  The following non-exhaustive list of examples illustrates this restriction:

o        An Alliance  research  analyst  issues  research  information  (including  as part of the daily  morning call)
                                    regarding initial coverage of, or changing a rating with respect to, a Security.

o        A portfolio  manager has, during the daily morning call,  indicated his or her intention to purchase or sell a
                                    Security.

o        A portfolio manager places an order in the Security to purchase or sell the Security for a Client.

o        An open order in the Security exists on the trading desk.

o        An open limit order exists on the trading  desk,  and it is  reasonably  likely that the  Security  will reach that limit price in the near future.

                  (iii)    Restricted List
                           ---------------

                           A  Security  may not be  purchased  or sold in a  Personal  Account  if,  at the time of the transaction,  the Security  appears on the Alliance Daily  Restricted List and is restricted for Employee  transactions.  The Daily  Restricted  List is made available each business day to all Employees via Lotus Notes and the Alliance Alert.

                  (iv)     Preclearance Requirement
                           ------------------------

                           An Employee  may not  purchase or sell,  directly or  indirectly,  any Security in which the
                           Employee has (or after such  transaction  would have) any  Beneficial  Ownership  unless the
                           Employee  obtains  the  prior  written  approval  to the  transaction  from  the  Compliance
                           Department and, in the case of Investment Personnel,  the head of the business unit in which the Employee  works.  A request for  preclearance  must be made in writing in advance of the contemplated transaction and must state:

                           a.       the name of the Security involved,

                           b.       the number of shares or principal amount to be purchased or sold, and

                           c.       a response to all questions contained in the appropriate pre-clearance form.

                           Preclearance  requests  will be acted on only  between the hours of 10:00 a.m. and 3:30 p.m.
                           Any  approval  given  under this  paragraph  will remain in effect only until the end of the trading day on which the approval was granted.

                           When a Security is being  considered for purchase or sale for a Client or is being purchased or sold for a Client  following the approval on the same day of a personal  trading  request form with respect to the same security,  the  Compliance  Department is authorized to cancel the personal  order if (x) it has not been  executed and the order exceeds a market value of
                           $50,000 or (y) the Compliance Department determines,  after consulting with the trading desk and the  appropriate  business  unit head (if  available),  that the order,  based on market conditions,  liquidity and other relevant factors,  could have an adverse impact on a Client or on a Client's  ability to purchase or sell the Security or other Securities of the issuer involved.

                  (v)      Amount of Trading
                           -----------------

                           No more than an aggregate of 20 securities  transactions may occur in an Employee's Personal
                           Accounts in any consecutive thirty-day period.

                  (vi)     Dissemination of Research Information
                           -------------------------------------

                            An Employee may not buy or sell any Security that is the subject of "significantly  new" or
                           "significantly  changed" research during a forty-eight hour period commencing with the first publication or release of the research.  The terms  "significantly  new" and  "significantly changed" include:

                           a.       the initiation of coverage by an Alliance research analysts;

b.       any change in a research rating or position by an Alliance  research  analyst (unless the research analyst who makes the change  advises the  Compliance  Department in writing that the change is the result of an unanticipated  widely  disseminated  announcement or market event,
                                    e.g.,  the  announcement  of a major  earnings  warning as opposed to the  research
                                    analysts  independently   rethinking  his  or  her  subjective  assessment  of  the
                                    security); and

c.       any other rating,  view,  opinion,  or advice from an Alliance research analyst,  the issuance (or reissuance)
                                    of which in the  opinion  of such  research  analyst or head of  research  would be reasonably likely to have a material effect on the price of the security.

                  (vii)    Initial Public Offerings
                           ------------------------

                           No Employee shall acquire any direct or indirect  Beneficial  Ownership in any Securities in any Initial Public Offering.

                  (viiii)  Limited Offerings
                           -----------------

                           No  Employee  shall  acquire  any  Beneficial  Ownership  in any  Securities  in any Limited
                           Offering  of  Securities  unless the  Compliance  Officer  and the  business  unit head give express  prior  written  approval and  document  the basis for granting or denying  approval after due inquiry.  The  Compliance  Officer,  in  determining  whether  approval  should be given,  will take into account,  among other  factors,  whether the  investment  opportunity should be  reserved  for a Client  and  whether  the  opportunity  is being  offered  to the individual by virtue of his or her position with the Alliance  Group.  Employees  authorized to acquire  Securities in a Limited  Offering must disclose that investment when they play a part in any Client's subsequent  consideration of an investment in the issuer, and in such a case,  the decision of Alliance to purchase  Securities  of that issuer for a Client will be subject to an independent  review by Investment  Personnel with no personal interest in such issuer.

         (b)      Access Persons
                  --------------

                  In  addition  to the  requirements  set  forth in  paragraph  (a) of this  Section  4, the  following restrictions apply to all Access Persons:

                  (i)      Short Sales
                           -----------

                           No  Access  Person  shall  engage  in any short  sale of a  Security  if, at the time of the transaction,  any Client has a long position in such Security  (except that an Access Person may engage in short sales  against  the box and covered  call  writing  provided  that these personal securities transactions do not violate the prohibition against short-term trading).

                  (ii)     Short-Term Trading
                           ------------------

                           All  Access  Persons  are  subject  to a  mandatory  buy and hold of all  Securities  for 60 calendar days. An Access Person may,  however,  after 30 calendar  days,  sell a Security if the sale price is lower than the original  purchase  price (i.e.,  at a loss on the original investment).  Any trade made in violation of this  paragraph  shall be unwound,  or, if that is not  practicable,  all profits from the short-term  trading must be disgorged as directed by the Compliance Officer.

                  (iii)    Non-Employee Access Persons
                           ---------------------------

                           Any  non-Employee  Access Person with actual  knowledge that a Security is being  considered for purchase or sale for a Client may not purchase or sell such Security.

         (c)      Investment Personnel
                  --------------------

                  In  addition  to the  requirements  set  forth  in  paragraphs  (a) and (b) of this  Section  4,  the following restrictions apply to all Investment Personnel:

                  (i)      Board Member or Trustee
                           -----------------------

                           No  Investment  Personnel  shall serve on any board of directors or trustees or in any other management  capacity of any private or public  company  without prior written  authorization from the  Compliance  Officer  based upon a  determination  that such  service  would not be
                           inconsistent  with  the  interests  of  any  Client.   This  prohibition  does  not  include
                           non-profit  corporations,  charities or foundations;  however,  approval from the Investment
                           Personnel's supervisor is necessary.

                  (ii)     Receipt of Gifts
                           ----------------

                           No Investment  Personnel shall receive any gift or other thing of more than de minimis value from any person or entity,  other than a member of the Alliance  Group,  that does  business with Alliance on behalf of a Client, provided,  however, that receipt of the following shall not be prohibited:

                           a.       an occasional breakfast,  luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable  entertainment,  that is not so frequent,  so costly, nor so extensive as to raise any question of impropriety;

                           b.       a breakfast,  luncheon,  dinner,  reception or cocktail party in conjunction with a bona fide business meeting; and

                           c.       a gift approved in writing by the Compliance Officer.

         (d)      Portfolio Managers
                  ------------------

                  In addition to the  requirements  set forth in  paragraphs  (a),  (b) and (c) of this  Section 4, the following  restrictions  apply to all persons  acting in the  capacity  of a  portfolio  manager of a
                  Client account:

                  (i)      Blackout Periods
                           ----------------

                           No person  acting in the capacity of a portfolio  manager shall buy or sell a Security for a
                           Personal  Account  within  seven  calendar  days  before  and after a Client  trades in that
                           Security.  In the case of Client accounts managed by more than one portfolio  manager,  this restriction  will apply to the portfolio  manager who makes the decision to purchase or sell the  relevant  Security.  If a  portfolio  manager  engages  in such a  personal  securities transaction  during a blackout  period,  the Compliance  Officer will break the trade or, if the trade cannot be broken,  the Compliance  Officer will direct that any profit realized on the trade be disgorged.

                  (ii)     Actions During Blackout Periods
                           -------------------------------

                           No person  acting in the capacity of a portfolio  manager shall delay or accelerate a Client trade due to a previous  purchase  or sale of a  Security  for a  Personal  Account.  In the event that a portfolio  manager  determines  that it is in the best  interest of a Client to buy or sell a Security  for the account of the Client  within  seven days of the purchase or sale of the same Security in a Personal  Account,  the portfolio  manager should contact the
                           Compliance  Officer  immediately  who may direct that the trade in the  Personal  Account be canceled or take other appropriate relief.

                  (iii)    Transactions Contrary to Client Positions
                           -----------------------------------------

                           No person acting in the capacity of a portfolio  manager  shall  purchase or sell a Security in a Personal  Account contrary to investment  decisions made on behalf of a Client,  unless the portfolio manager  represents and warrants in the personal trading request form that (x)
                           it is appropriate  for the Client account to buy, sell or continue to hold that Security and
                           (y) the decision to purchase or sell the Security for the Personal  Account  arises from the need to raise or invest cash or some other valid reason  specified by the portfolio  manager and  approved  by the  Compliance  Officer  and  is not  otherwise  based  on the  portfolio manager's view of how the Security is likely to perform.

         (e)      Research Analysts
                  -----------------

                  In  addition  to the  requirements  set forth in  paragraphs  (a),  (b),  (c) of this  Section 4, the following restrictions apply to all persons acting in the capacity of a research analyst:

                  (i)      Blackout Periods
                           ----------------

                           No person acting as a research  analyst shall buy or sell a Security  within seven  calendar days before and after  making a change in a rating or other  published  view with respect to that  Security.  If a research  analyst  engages in such a personal  securities  transaction during a  blackout  period,  the  Compliance  Officer  will break the trade or, if the trade cannot be broken,  the Compliance  Officer will direct that any profit realized on the trade be disgorged.

                  (ii)     Actions During Blackout Periods
                           -------------------------------

                           No  person  acting  as a  research  analyst  shall  delay or  accelerate  a rating  or other published  view with  respect to any  Security  because of a previous  purchase or sale of a
                           Security  in  such  person's  Personal  Account.  In  the  event  that  a  research  analyst determines  that it is  appropriate  to make a change  in a rating or other  published  view within seven days of the purchase or sale of the same  Security in a Personal  Account,  the research analyst should contact the Compliance  Officer  immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

                  (iii)    Actions Contrary to Ratings
                           ---------------------------

                           No person  acting as a research  analyst  shall  purchase or sell a Security  (to the extent such  Security is included  in the  research  analyst's  research  universe)  contrary to an outstanding  rating or a pending ratings change,  unless (x) the research analyst represents and warrants in the personal  trading request form that (as  applicable)  there is no reason to change the outstanding  rating and (y) the research  analyst's personal trade arises from the need to raise or invest  cash or some  other  valid  reason  specified  by the  research analyst and approved by the  Compliance  Officer and is not otherwise  based on the research analyst's view of how the security is likely to perform.

5.       Exempted Transactions
         ---------------------

         (a)      The pre-clearance  requirements,  as described in Section 4(a)(iv) of this Code and Statement, do not apply to:

                  (i)      Non-Volitional Transactions
                           ---------------------------

                           Purchases or sales that are non-volitional  (including,  for example,  any Security received as part of an individual's  compensation)  on the part of an Employee (and any Access Person who is not an  Employee) or are  pursuant to a dividend  reinvestment  plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

                  (ii)     Exercise of Pro Rata Issued Rights
                           ----------------------------------

                           Purchases  effected  upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's  Securities,  to the extent such rights were  acquired  from such issuer,  and sales of such rights so acquired.  This exemption  applies only to the exercise or sale of rights that are issued in connection with a specific  upcoming public offering on a  specified  date,  as opposed to rights  acquired  from the issuer  (such as  warrants  or options),  which may be  exercised  from  time-to-time  up until an  expiration  date.  This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

         (b)      The  restrictions on effecting  transactions in a (1) Security being considered for purchase or sale, as described in Sections  4(a)(ii) and  4(b)(iii) or (2) that is the subject of  "significantly  new"
                  or  "significantly  changed"  research,  as described in Section 4(a)(vi) of this Code and Statement, do not apply to:

                  (i)      Non-Volitional Transactions
                           ---------------------------

                           Purchases or sales that are non-volitional  (including,  for example,  any Security received as part of an individual's  compensation) on the part of an Access Person or are pursuant to a  dividend  reinvestment  plan (up to an  amount  equal to the  cash  value of a  regularly declared dividend, but not in excess of this amount).

                  (ii)     Exercise of Pro Rata Issued Rights
                           ----------------------------------

                           Purchases  effected  upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's  Securities,  to the extent such rights were  acquired  from such issuer,  and sales of such rights so acquired.  This exemption  applies only to the exercise or sale of rights that are issued in connection with a specific  upcoming public offering on a  specified  date,  as opposed to rights  acquired  from the issuer  (such as  warrants  or options),  which may be  exercised  from  time-to-time  up until an  expiration  date.  This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

                  (iii)    De Minimis Transactions -- Fixed Income Securities
                           --------------------------------------------------

                           Any of the following  Securities,  if at the time of the transaction,  the Access Person has no actual  knowledge that the Security is being considered for purchase or sale by a Client, that the  Security  is being  purchased  or sold by the Client or that the  Security  is the subject of significantly new or significantly changed research:

                           a.       Fixed income  securities  transaction  involving no more than 100 units or having a principal amount not exceeding $25,000; or

                           b.       Non-convertible  debt  securities and  non-convertible  preferred  stocks which are rated  by at  least  one  nationally  recognized  statistical  rating  organization
                                    ("NRSRO") in one of the three highest investment grade rating categories.

                  (iv)     De Minimis Transactions -- Equity Securities
                           --------------------------------------------

                           Any equity Securities  transaction,  or series of related transactions,  involving shares of common stock and excluding options, warrants, rights and other derivatives, provided

                           a.       any  orders  are  entered  after  10:00  a.m.  and  before  3:00  p.m.  and are not designated as "market on open" or "market on close";

                           b.       the aggregate  value of the  transactions  do not exceed (1) $10,000 for securities with a market  capitalization  of less than $1 billion;  (2) $25,000 for securities with a market  capitalization  of $1  billion  to $5 billion  and (3)  $50,000  for securities with a market capitalization of greater than $5 billion; and

                           c.       the Access  Person has no actual  knowledge  that the Security is being  considered for purchase or sale by a Client,  that the Security is being  purchased or sold by or for the  Client or that the  Security  is the  subject of  significantly  new or significantly changed research.

                  PLEASE  NOTE:  Even if your trade  qualifies  for a de minimus  exception,  you must  pre-clear  your transaction with the Compliance Department in advance of placing the trade.

         (c)      Non-Employee Access Persons
                  ---------------------------

                  The  restrictions  on Employees  and Access  Persons,  as described in Sections 4(a) and 4(b) of this
                  Code and Statement,  do not apply to non-Employee  Access Persons,  if at the time of the transaction involved,  such person has no actual  knowledge  that the Security  involved is being  considered for purchase or sale.

         (d)      Extreme Hardship
                  ----------------

                  In addition to the  exceptions  contained  in Section 5(a) and (b),  the  Compliance  Officer may, in
                  very limited  circumstances,  grant other exceptions under any Section of the Code and Statement on a case-by-case basis, provided:

                  (i)      The individual seeking the exception furnishes to the Compliance Officer:

                           a.       a written statement  detailing the efforts made to comply with the requirement from which the individual seeks an exception;

                           b.       a written  statement  containing a representation  and warranty that (1) compliance with the  requirement  would impose a severe undue  hardship on the  individual and
                                    (2) the  exception  would not, in any manner or degree,  harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

                           c.       any supporting documentation that the Compliance Officer may request;

                  (ii)     The Compliance  Officer  conducts an interview with the individual or takes such other steps the  Compliance  Officer  deems  appropriate  in order to verify that granting the exception will not in any manner or degree,  harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

                  (iii)    The Compliance  Officer  maintains,  along with  statements  provided by the  individual,  a written record that contains:

                           a.       the name of the individual;

                           b.       the  specific  requirement  of  Section  4 from  which  the  individual  sought  an exception;

                           c.       the name of the  Security  involved,  the  number  of shares  or  principal  amount purchased or sold, and the date or dates on which the Securities  were purchased or sold;

                           d.       the reason(s) the individual  sought an exception from the  requirements of Section
                                    4;

                           e.       the efforts the individual  made to comply with the  requirements of Section 4 from which the individual sought to be excepted; and

                           f.       the  independent  basis  upon  which  the  Compliance  Officer  believes  that  the exemption should be granted.

         (e)      Any Employee or Access Person who acquires an interest in any private  investment  fund  (including a
                  "hedge fund") or any other Security that cannot be purchased and held in a Personal  Account shall be excepted from the  requirement  that all  Securities be held in a Personal  Account,  as described in
                  Section  4(a) of this  Code  and  Statement.  Such  Employee  or  Access  Person  shall  provide  the
                  Compliance  Officer  with a written  statement  detailing  the  reason  why such  Security  cannot be purchased  and held in a Personal  Account.  Transactions  in these  Securities  nevertheless  remain subject  to all  other  requirements  of  this  Code  and  Statement,  including  applicable  private placement procedures, preclearance requirements and blackout period trading restrictions.

6.       Reporting
         ---------

         (a)      Initial Holdings Reports
                  ------------------------

                  Upon  commencement  of employment  with a member of the Alliance  Group,  an employee must provide an
                  Initial Holdings Report to the Compliance Officer disclosing the following:

                  (i)      all Securities  beneficially  owned by the employee  (including the title,  number of shares and/or principal amount of each Security beneficially owned);

                  (ii)     the name of any  broker-dealer  or  financial  institution  where the  employee  maintains a
                           Personal Account; and

                  (iii)    the date the report is submitted by the employee.

                           This report must be submitted no later than 10 days after joining Alliance.

         (b)      Annual Holdings Reports by Employee Access Persons
                  --------------------------------------------------

                  Each  Access  Person  must,  by  January 30 of each year,  provide an annual  holdings  report to the
                  Compliance Officer disclosing the following:

                  (i)      all  Securities  beneficially  owned by the Access Person  (including  the title,  number of shares and/or principal amount of each Security beneficially owned);

                  (ii)     the name of any  broker-dealer or financial  institution where the Access Person maintains a
                           Personal Account; and

                  (iii)    the date the report is submitted by the Access Person.

                           The  information  must be  current  as of a date not more than 30 days  before the report is submitted.  In the event that Alliance  already  maintains a record of the required  information  via account  statements  received from the Access  Person's  broker-dealer,  an Access Person may satisfy this  requirement by (i) confirming in writing (which may include  e-mail) the accuracy of the record and (ii) recording the date of the confirmation.

(c)      Access Persons who are not Employees of Alliance
---------------------------------------------------------

                  Every Access Person who is not an Employee of Alliance,  shall report to the  Compliance  Officer the information  described in Section 6(a) and (b) as well as 6(e) below with respect to  transactions in any  Security  in which such  Access  Person  has,  or by reason of such  transaction  acquires,  any
                  Beneficial Ownership in the Security;  provided,  however, that such Access Person is not required to make a report with  respect to  transactions  effected in any  account  over which the Access  Person does not have any direct or  indirect  influence  or control,  including  such an account in which an
                  Access Person has any Beneficial Ownership.

(d)      Affiliated and Non-Affiliated Directors
------------------------------------------------

                  As  non-employee  Access  Persons,  affiliated  directors are also required to provide the Compliance
                  Department  with  the  information  set  forth in  Sections  6 (a) and 6 (b),  above.  Non-affiliated directors are only required to provide the Compliance  Department  with the  information set forth in
                  Section 6 (e) below.

(e)           Report Contents
              ---------------

                  Every report of a non-Employee  Access Person  required by Section 6(c) above shall be in writing and shall be  delivered  not  later  than ten  days  after  the end of the  calendar  quarter  in which a transaction to which the report relates was effected, and shall contain the following information:

                  (i)      the date of the  transaction,  the title and the number of shares,  and the principal amount of each Security involved;

                  (ii)     the nature of the  transaction  (i.e.,  purchase,  sale or any other type of  acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv)     the name of the broker, dealer or bank with or through whom the transaction was effected.

(f)           Report Representations
              ----------------------

                  Any such report may contain a statement  that the report is not to be  construed  as an  admission by the person  making the report that he or she has any direct or indirect  Beneficial  Ownership in the
                  Security to which the report relates.

(g)           Maintenance of Reports
              ----------------------

                  The Compliance  Officer shall maintain the information  required by Section 6 and such other records, if any,  as are  required  by Rule 17j-1  under the  Investment  Company Act and Rule 204-2 under the
                  Advisers Act. All reports furnished  pursuant to this Section will be kept  confidential,  subject to the rights of inspection  by the  Compliance  Officer,  the  Transaction  Compliance  Committee,  the
                  Securities and Exchange Commission and by other third parties pursuant to applicable law.

7.       Annual Verifications
-----------------------------

         Each person subject to this Code and Statement must certify  annually that he or she has read and  understands this Code and  Statement,  recognizes  that he or she is subject  thereto and has complied with its provisions and disclosed or reported all personal  Securities  transactions  required to be disclosed or reported by this
         Code and Statement.  Such certificates and reports are to be given to the Compliance Officer.

8.       Sanctions
         ---------

         Upon learning of a violation of this Code and  Statement,  any member of the Alliance  Group,  with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate,  including,  among other things, censure,  suspension or  termination  of service.  Individuals  subject to this Code and Statement who fail to comply with this Code and  Statement may also be violating  the federal  securities  laws or other federal and state  laws.  Any such  person who is  suspected  of  violating  this Code and  Statement  should be  reported immediately to the Compliance Officer.

                                                     Certification
                                                     -------------

         I hereby acknowledge  receipt of the Code of Ethics and Statement of Policy and Procedures  Regarding Personal
Securities  Transactions  (the "Code and  Statement")  of Alliance  Capital  Management  L.P. and its  Subsidiaries.  I
certify that I have read and  understand the Code and Statement and recognize  that I am subject to its  provisions.  I also certify that I have complied with the  requirements  of the Code and Statement and have  disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and Statement.

                                     Name                 _________________________________________
                                                          (please print)

                                Signature                 __________________________________________

                                     Date                 __________________________________________